CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of E-Smart Corp.

We consent to the inclusion in the Form S-1 Registration Statements under the Securities Act of 1933 of our report dated September 26th, 2023, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the period June 6 to August 31 2023.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

October 25, 2023